LIBERTY SILVER CORP. OPEN LETTER TO SENNEN SHAREHOLDERS

Toronto, ON – July 26, 2012: Liberty Silver Corp. (TSX: LSL, OTCBB: LBSV) issued an open letter to the Sennen Resources Ltd. shareholders regarding the Company’s offer to acquire Sennen. The letter follows.

Dear Sennen Shareholder –

We at Liberty are focused on concluding a friendly deal with Sennen that is in the best interest of both Sennen and Liberty shareholders. I’d like to tell you why.

The rationale for a combination of our two companies could not be more compelling at this time. As you are no doubt aware, the capital markets have been very challenging. This is especially true for junior mining companies.  Some believe that these difficulties are a part of the normal business cycle and that the junior mining public markets will return to their former health in due course.  We are less sure.

Since the mid 1990’s, the number of publicly-traded junior mining companies has expanded from the hundreds to the thousands.  As a result of this huge increase:

•

The junior mining sector has become overcrowded and inefficient. Most companies are small and short of cash, commitment or talent.

•

With few exceptions, capital markets have been frozen for junior mining companies since mid-2011 and there is no thaw on the horizon.

In Liberty’s view, the junior mining sector is going through a fundamental transformation.

Consolidation will result in fewer junior miners, each with a multitude of projects guided by the highest quality talent in every aspect of their business, including: governance, risk assessment, capital markets, regulatory requirements, communications, finance, geology, drilling, engineering, quality control, consultants, permitting, environmental, and assaying.

Junior mining companies that rely on traditional financings from the high risk/reward venture markets as a way to drive from exploration to production will be severely challenged. Many will not survive.

The bottom line is that only a small number of high-quality miners with a disciplined approach to risk will benefit from the consolidation.  Liberty falls into this category.

•

We have assembled a high-caliber board and management team.  The management team is devoted solely to Liberty endeavors.

•

We undertake a thorough fatal-flaw analysis prior to any investment.

•

We adhere strictly to a mitigated-risk strategy as evidenced by our Trinity property in Nevada.

•

Trinity is a former operating silver mine and has a NI 43-101 compliant technical report that has been thoroughly vetted for flaws regarding mining operations and other potential problems by management and independent third parties.

•

Trinity has substantial potential resource upside (see Completion of Geophysics press release of May 22, 2012 and First Phase Drilling press release of July 9, 2012).

•

Trinity has substantial exploration potential (see Completion of Geophysics press release of May 22, 2012 and our July 2012 corporate presentation on our website, www.libertysilvercorp.com).

•

Trinity is being prepared for potential near-term production (see Planning for Production press release of July 24, 2012).

•

Our track record speaks for itself: we have hit our benchmarks as promised, on time, through a very difficult period for junior mining companies.

I invite you to look closely at our team’s resumes on our website. Their experience and capabilities cover a broad spectrum that will allow us the means and credibility to fulfill our mandate.

We have crafted our offer to provide numerous benefits to Sennen shareholders:

•

The offer price represents a 47% premium on Sennen’s recent trading price.

•

Liberty has an experienced management team and independent board of directors.

•

As outlined above, Sennen shareholders are expected to benefit from Liberty’s accretive and low-risk acquisition and consolidation strategy.

•

Sennen shareholders will receive more liquid Liberty Silver common shares, which trade on the TSX main board.

•

Sennen shareholders will share in the future success of the Trinity project and in the application of our risk-mitigation strategy.

(Full details of these benefits can be found in the "Question-and-Answer" section of our take-over-bid circular, filed at www.sedar.com and available on our website).

Continuous communication, transparency, and full time commitment are Liberty’s fundamental promises to its shareholders.  With that in mind, please check out our website where you will find the detailed circular outlining the proposed transaction, relevant press releases, and our corporate presentation.

For all these reasons, I am confident that the combination of Liberty and Sennen will build value, bringing substantial benefits to both sets of shareholders.

Thank you for taking the time to read this letter. I look forward to an outcome that will do us all proud.

Sincerely,

 Geoff Browne

Geoff Browne

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and developing mineral properties located in North America.  The Company is led by a skilled, experienced, management team and board of directors with significant experience managing exploration, development and mining projects. The Company is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to production, developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base.  The Trinity Silver project, located in Pershing County, Nevada is the Company’s flagship project.  Liberty Silver has the right to earn a joint venture interest in the 10,476 acre Trinity property from Renaissance Gold Inc. pursuant to the terms of an Earn‐In Agreement.

For additional information:

Manish Z. Kshatriya, Executive VP & CFO

Telephone: (888) 749-4916

Email: mkshatriya@libertysilvercorp.com

Kevin O’Connor, Investor Relations

Telephone: (416) 962-3300

Email: ko@spinnakercmi.com

www.libertysilvercorp.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this release.  No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that describe the Company's future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of the Company's mineral properties, and the Company's financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release and in filings made with Securities Regulators. This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on the Company's forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.